JOINT FILING AGREEMENT
                    ------------------------

         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of securities of Krauses' Furniture, Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:  September 9, 1996


                              GENERAL ELECTRIC COMPANY

                              By:  /s/ Paul J. Licursi
                                  -------------------------
                                   Name:  Paul J. Licursi
                                   Title:  Attorney-in-Fact


                              GENERAL ELECTRIC CAPITAL
                              SERVICES, INC.

                              By:  /s/ Joan C. Amble
                                  -------------------------
                                   Name:  Joan C. Amble
                                   Title:  Vice President
                                             and Controller


                              GENERAL ELECTRIC CAPITAL
                              CORPORATION

                              By:  /s/ Joan C. Amble
                                  -------------------------
                                   Name:  Joan C. Amble
                                   Title:  Vice President
                                                and Controller